Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Fastenal Company:

We consent to the incorporation by reference in the registration statements (no. 333-52765 and no. 333-134211) on Form S-8 of Fastenal Company of our reports dated February 23, 2007, relating to the consolidated balance sheets of Fastenal Company and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of earnings, stockholders’ equity and comprehensive income, and cash flows, and the related financial statement schedule for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports are included in the annual report on Form 10-K for the year ended December 31, 2006, of Fastenal Company.

/s/ KPMG LLP

Minneapolis, Minnesota
February 23, 2007